UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 31, 2011

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The 2011 annual meeting of shareholders of Cell Therapeutics, Inc., a Washington corporation (the “Company”), has been scheduled for November 11, 2011 (the “Annual Meeting”). The record date for the Annual Meeting has been set as the close of business on September 28, 2011. Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the Company’s 2010 annual meeting of shareholders, the deadline for the submission of shareholder proposals for inclusion in the Company’s proxy materials relating to the Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) will be the close of business on September 14, 2011. To be eligible for inclusion in the Company’s proxy materials, shareholder proposals must comply with the requirements of Rule 14a-8 and with the Company’s second amended and restated bylaws (the “Bylaws”).

The deadline of September 14, 2011 applies only to shareholder proposals that are eligible for inclusion in the Annual Meeting in accordance with Rule 14a-8. The deadline for the submission of all other shareholder proposals, as well as shareholder nomination of director candidates, to be brought before the Annual Meeting in accordance with Article II, Sections 15 and 16 of the Bylaws has already expired.

Important Additional Information

The Company will be filing a proxy statement and other documents regarding the Annual Meeting with the Securities and Exchange Commission (the “SEC”). The Company’s shareholders are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the Company, the Annual Meeting and related matters. Shareholders may obtain a free copy of the Company’s proxy statement when available, and other documents filed by the Company with the SEC at the SEC’s website (www.sec.gov), on the Company’s website (www.celltherapeutics.com), in paper form at the Depositary Banks, at the office of Borsa Italiana S.p.A. and at the office of the Italian branch of the Company’s subsidiary CTI Life Sciences Ltd (contact person: Ms. Elena Bellacicca) at Via Amedei 8, 20123 Milan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: August 31, 2011	By:	/S/ JAMES A. BIANCO, M.D.
James A. Bianco, M.D.
Chief Executive Officer